Exhibit 99.1

PRESS RELEASE

For release:	May 2, 2012

Contact:	Media
Linda Hohn
Associate General Counsel
(610) 660-6862
lhohn@global-indemnity.com

Global Indemnity plc Reports First Quarter 2012 Financial Results.

Dublin, Ireland (May 2, 2012) – Global Indemnity plc (NASDAQ:GBLI) today reported net income for the three months ended March 31, 2012 of $10.9 million or $0.38 per share. As of March 31st, book value per share increased to $30.19 or 3.9% from $29.06 per share at December 31, 2011.

Selected Operating and Balance Sheet Data (Dollars in millions, except per share data)

	For the Three Months Ended March 31,
	2012	2011

Gross Premiums Written	$57.8	$87.7
Net Premiums Written	$50.3	$83.1

Net income	$10.9	$14.3
Net income per share	$0.38	$0.47

Operating income	$9.1	$5.6
Operating income per share	$0.32	$0.18

	As of March 31, 2012	As of December 31, 2011(1)

Book value per share	$30.19	$29.06
Shareholders’ equity	$859.4	$839.1
Cash and invested assets	$1,666.7	$1,647.7

(1)	Retrospective adoption of new accounting guidance limiting acquisition costs that can be deferred decreased shareholders’ equity by $2.6 million or $0.09 per share

Selected Financial Data for the Three Months Ended March 31, 2012:

•	Shareholders’ equity growth of 2.4% - Book value per share growth of 3.9%.

•	Repurchased 0.5 million shares during the 1st quarter of 2012 for $8.8 million

•

Gross and net written premium decline is attributable to exiting certain unprofitable classes in US Insurance Operations and non-renewing treaties in Reinsurance Operations that did not meet return hurdles partially offset by increases in the Company’s small business, property brokerage and commercial auto classes.

•	Combined ratio of 101.1 points

About Global Indemnity plc and its subsidiaries

Global Indemnity plc (NASDAQ:GBLI), through its several direct and indirect wholly owned subsidiary insurance and reinsurance companies, provides both admitted and non-admitted specialty property and casualty insurance coverages in the United States, as well as reinsurance throughout the world. Global Indemnity plc’s two primary divisions are:

•	United States Based Insurance Operations

•	Bermuda Based Reinsurance Operations

For more information, visit the Global Indemnity plc website at http://www.globalindemnity.ie.

Forward-Looking Information

Forward-looking statements contained in this press release are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. Investors should take caution that actual results may be materially different from the estimates expressed in, or implied, or projected by, the forward looking statements. Please see the Company’s periodic reports filed with the Securities and Exchange Commission for a discussion of the risks and uncertainties which may affect it and for a more detailed discussion of the cautionary note regarding forward-looking statements.

Global Indemnity plc’s Combined Ratio for the Three Months Ended March 31, 2012 and 2011

The combined ratio is a key measure of insurance profitability. The components comprising the combined ratio are as follows:

	Three Months Ended March 31,
	2012	2011
Loss Ratio:
Current Accident Year
Excluding Catastrophes	63.0	65.5
Catastrophes	4.5	18.3

Current Accident Year	67.5	83.8
Changes to Prior Accident Year	(2.3)	(7.0)

Loss Ratio – Calendar Year	65.2	76.8
Expense Ratio	35.9	38.7

Combined Ratio	101.1	115.5

For the three months ended March 31st, the calendar year loss ratio decreased by 11.6 points to 65.2 points in 2012 from 76.8 points in 2011.

•	Excluding catastrophes, the current accident year loss ratio decreased by 2.5 points to 63.0 points in 2012 from 65.5 points in 2011.

•

Excluding catastrophes, the property loss ratio decreased from 53.0 points in the first quarter of 2011 to 48.9 points in the first quarter of 2012. Including catastrophes, the property loss ratio decreased by 37.9 points to 58.0 points in 2012 from 95.9 points in 2011. Catastrophe losses in the first quarter of 2011 were $13.9 million mainly due to earthquakes in New Zealand and Japan and floods in Australia. Catastrophe losses in the first quarter of 2012 were $2.9 million.

•	The casualty loss ratio increased 1.7 points to 76.4 points in 2012 from 74.7 points in 2011.

•

Current year results include a 2.3 point reduction in the loss ratio related to prior accident years. For 2012 the Company reduced prior accident year reserves by $1.5 million primarily relating to a better than expected emergence of $2.5 million in the General Liability lines of the U.S. Insurance Operations, offset partially by a single Property Brokerage claim of $0.6 million and a single loss on Marine Program of $0.5 million.

For the three months ended March 31st, the expense ratio decreased from 38.7 points in 2011 to 35.9 points in 2012.

•

The decrease in the expense ratio was due to savings realized from the profit enhancement initiative executed in 2010 and 2011 and a reduction in amortization expense in 2012 due to premium deficiency charges recognized in 2011.

Global Indemnity plc’s three months ended March 31, 2012 and 2011 Gross and Net Premiums Written Results by Business Unit

(Dollars in thousands)	Three Months Ended March 31,
	Gross Premiums Written		Net Premiums Written
	2012	2011	2012	2011
Insurance Operations	$47,834	$56,467	$40,906	$52,411
Reinsurance Operations	9,924	31,199	9,375	30,697

Total	$57,758	$87,666	$50,281	$83,108

Insurance Operations: For the three months ended March 31, 2012, gross premiums written decreased 15.3%, and net premiums written decreased 22.0%, compared to the same period in 2011. In the second half of 2011 the Company began exiting certain unprofitable classes of business which contributed to the decrease in gross premiums written. This was partially offset by increases in the small business, property brokerage and commercial auto products. Rate increases are being realized in the property brokerage and commercial auto products. The decrease in net premiums written was primarily due to the decrease in gross premiums written and a one-time reduction to ceded written premiums in 2011 related to the cancellation of a property quota share reinsurance treaty effective January 1, 2011.

Reinsurance Operations: For the three months ended March 31, 2012, gross premiums written decreased 68.2%, and net premiums written decreased 69.5% compared to the same period in 2011 as a result of non-renewing treaties that did not meet return hurdles.

# # #

Note: Tables Follow

GLOBAL INDEMNITY PLC

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollars and shares in thousands, except per share data)

	For the Three Months Ended March 31,
	2012	2011
Gross premiums written	$57,758	$87,666

Net premiums written	$50,281	$83,108

Net premiums earned	$64,470	$75,969
Investment income, net	11,417	14,414
Net realized investment gains	1,761	11,997
Other income (loss)	(352)	11,792

Total revenues	77,296	114,172

Net losses and loss adjustment expenses	42,009	58,342
Acquisition costs and other underwriting expenses	23,167	29,394
Corporate and other operating expenses	2,488	2,903
Interest expense	1,478	1,752

Income before income taxes	8,154	21,781
Income tax expense (benefit)	(2,708)	7,524

Net income before equity in net income of partnership	10,862	14,257
Equity in net income of partnership, net of tax	—	53

Net income	$10,862	$14,310

Weighted average shares outstanding–basic	28,617	30,301

Weighted average shares outstanding–diluted	28,639	30,338

Net income per share – basic	$0.38	$0.47

Net income per share – diluted	$0.38	$0.47

Combined ratio analysis: (1)
Loss ratio	65.2	76.8
Expense ratio	35.9	38.7

Combined ratio	101.1	115.5

(1)	The loss ratio, expense ratio and combined ratio are non-GAAP financial measures that are generally viewed in the insurance industry as indicators of underwriting profitability. The loss ratio is the ratio of net losses and loss adjustment expenses to net premiums earned. The expense ratio is the ratio of acquisition costs and other underwriting expenses to net premiums earned. The combined ratio is the sum of the loss and expense ratios.

GLOBAL INDEMNITY PLC

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	(Unaudited) March 31, 2012	December 31, 2011(1)
ASSETS
Fixed Maturities:
Available for sale securities, at fair value (amortized cost: 2012 - $1,326,146 and 2011 - $1,258,533)	$1,370,032	$1,296,885
Equity securities:
Available for sale, at fair value (cost: 2012 - $158,329 and 2011 - $155,390)	187,542	168,361
Other invested assets:
Available for sale securities, at fair value (cost: 2012 - $4,156 and 2011 - $4,150)	8,632	6,617

Total investments	1,566,206	1,471,863

Cash and cash equivalents	100,519	175,860
Premiums receivable, net	47,081	47,844
Reinsurance receivables	282,901	287,986
Deferred federal income taxes	6,035	14,642
Deferred acquisition costs	19,469	21,564
Intangible assets	18,609	18,704
Goodwill	4,820	4,820
Prepaid reinsurance premiums	6,948	6,555
Receivable for securities sold	—	1,484
Federal income taxes receivable	7,620	2,223
Other assets	20,652	19,371

Total assets	$2,080,860	$2,072,916

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Unpaid losses and loss adjustment expenses	$960,924	$971,377
Unearned premiums	100,242	114,041
Ceded balances payable	6,651	8,887
Contingent commissions	5,079	7,473
Payable for securities purchased	21,078	—
Notes and debentures payable	102,929	103,000
Other liabilities	24,577	29,075

Total liabilities	1,221,480	1,233,853

Shareholders’ equity:
Ordinary shares, $0.0001 par value, 900,000,000 ordinary shares authorized; A ordinary shares issued: 19,456,411 and 21,429,683 respectively; A ordinary shares outstanding: 16,400,471 and 16,810,678, respectively; B ordinary shares issued and outstanding: 12,061,370 and 12,061,370, respectively	3	3
Additional paid-in capital	584,428	621,917
Accumulated other comprehensive income, net of taxes	57,861	40,174
Retained earnings	318,275	307,413
A ordinary shares in treasury, at cost: 3,055,940 and 4,619,005 shares, respectively	(101,187)	(130,444)

Total shareholders’ equity	859,380	839,063

Total liabilities and shareholders’ equity	$2,080,860	$2,072,916

(1)	Retrospective adoption of new accounting guidance limiting acquisition costs that can be deferred decreased deferred acquisition costs by $4.0 million and shareholders’ equity by $2.6 million

GLOBAL INDEMNITY PLC

SELECTED INVESTMENT DATA

(Dollars in millions)

	Market Value as of
	(Unaudited) March 31, 2012	December 31, 2011

Fixed Maturities	$1,370.0	$1,296.9
Cash and cash equivalents	100.5	175.8

Total bonds and cash and cash equivalents	1,470.5	1,472.7
Equities and other invested assets	196.2	175.0

Total cash and invested assets, gross	1,666.7	1,647.7
Receivable / (payable) for securities	(21.1)	1.5

Total cash and invested assets, net	$1,645.6	$1,649.2

(Unaudited) Three Months Ended March 31, 2012 (a)

Net investment income	$11.4

Net realized investment gains	1.8
Net unrealized investment gains	23.7

Net realized and unrealized investment returns	25.5

Total investment return	$36.9

Average total cash and invested assets (b)	$1,647.4

Total investment return % annualized	9.0%

(a)	Amounts in this table are shown on a pre-tax basis.
(b)	Simple average of beginning and end of period, net of receivable/payable for securities.

GLOBAL INDEMNITY PLC

SUMMARY OF OPERATING INCOME

(Unaudited)

(Dollars and shares in thousands, except per share data)

	For the Three Months Ended March 31,
	2012	2011

Operating income	$9,081	$5,555
Adjustments:
Net realized investment gains, net of tax	1,781	8,755

Total after-tax adjustments	1,781	8,755

Net income	$10,862	$14,310

Weighted average shares outstanding – basic	28,617	30,301

Weighted average shares outstanding – diluted	28,639	30,338

Operating income per share – basic	$0.32	$0.18

Operating income per share – diluted	$0.32	$0.18

Note Regarding Operating Income

Operating income, a non-GAAP financial measure, is equal to net income excluding after-tax net realized investment gains (losses). Operating income is not a substitute for net income determined in accordance with GAAP, and investors should not place undue reliance on this measure.